Exhibit 99.1

Arrow Electronics Acquires ACI Electronics LLC

MELVILLE, N.Y.--(BUSINESS WIRE)--Arrow Electronics, Inc. (NYSE: ARW) today announced an agreement to acquire all of the assets and operations of ACI Electronics LLC (“ACI”). ACI is one of the largest independent distributors of electronic components used in defense and aerospace applications.

“With the acquisition of ACI, we continue to execute on our strategic priority to pursue opportunities in the more rapidly growing areas of the market. In the last five years, ACI has grown sales organically at a compound annual growth rate of approximately 20 percent. ACI will further bolster our number one position in the North American defense and aerospace marketplace, and when combined with our existing Arrow/Zeus business, we will have leading market share in many technology segments including military discretes. This strategic transaction will add to the breadth of our customer base and increase our staff of highly experienced sales professionals, while strengthening our relationships with key suppliers,” said Michael J. Long, president of Arrow Global Components.

ACI is headquartered in Denver, Colorado and distributes products in the United States, Israel, Spain and Italy. With approximately 60 employees, ACI provides value-added distribution services to over 2,000 customers who manufacture military and commercial aircraft systems, and other military applications. ACI is recognized by its customers as the distributor of choice for its product knowledge, value-added services, superior customer service, and strong supplier relationships. Many of ACI’s customers and suppliers have been with the company for more than 20 years. Total sales in 2007 were approximately $60 million and the acquisition will be immediately accretive to earnings by $.03 to $.04 in 2008.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, New York, Arrow serves as a supply channel partner for approximately 700 suppliers and approximately 140,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 300 locations in 50 countries and territories.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements, including statements addressing future financial results. These statements are subject to a number of risks and uncertainties that could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, the company’s implementation of its new global financial system and the company’s planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, the company’s ability to generate additional cash flow and the other risks described from time to time in the company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

CONTACT:
Arrow Electronics Inc.
Sabrina N. Weaver
Director, Investor Relations
631-847-5359
or
Paul J. Reilly
Senior Vice President & Chief Financial Officer
631-847-1872
or
Media:
Jacqueline F. Strayer
Vice President, Corporate Communications
631-847-2101